Exhibit 5.1

                                                      September 13, 2002

The Bombay Company, Inc.
550 Bailey Avenue, Suite 700
Fort Worth, Texas 76107

Re: The Bombay Company, Inc. Employee Stock Purchase Plan, as amended
    Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel for The Bombay Company, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the offering and sale of an additional 300,000 shares of the Company's Common Stock, par value $1.00 per share (the "Shares"), to be issued pursuant to The Bombay Company, Inc. Employee Stock Purchase Plan, as amended (the "Plan").

I have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration under the Securities Act of the offering and sale of the Shares.

In connection with the foregoing, I have examined the originals or copies, certified or otherwise authenticated to my satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, and other instruments and documents as I deemed necessary to require as a basis for the opinion hereinafter expressed. I am familiar with the proceedings of the Company relating to the proposed issuance of the Shares pursuant to the Plan.

Based upon the foregoing and in reliance thereon, I advise you that in my opinion the Shares, when issued and delivered in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The foregoing, however, shall not constitute "consent" to the use of my name as an expert as provided for in Sections 7 and 11 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.


                                              Respectfully submitted,



                                              /S/MICHAEL J. VEITENHEIMER, ESQ.
                                              Michael J. Veitenheimer, Esq.
                                              Vice President, Secretary and
                                              General Counsel of
                                              The Bombay Company, Inc.